[GRAPHIC OMITTED]

                                                           FOR IMMEDIATE RELEASE

Contacts:
---------
Charles W. Federico, Group President and CEO, Orthofix International, N.V., 704/948-2600
Thomas Hein, CFO, Orthofix International, N.V., 704/948-2600



                 Orthofix Announces Appointment of New Directors

HUNTERSVILLE, N.C., Dec. 7, 2004 -- Orthofix International, N.V. (NASDAQ: OFIX) is pleased to announce the appointment of two new independent directors, Guy J. Jordan, Ph.D., and Kenneth R. Weisshaar, who will join the Board immediately. Dr. Jordan and Mr. Weisshaar will replace Edgar Wallner and John Littlechild, who will be retiring from the Board of Orthofix N.V. after 17 years of valuable contributions to the success of the company. Their much appreciated wisdom and dedication were key in the growth of the company from a small entity into today's global medical device corporation.

Dr. Jordan has a Ph.D. in organic chemistry from Georgetown University as well as an MBA in marketing and brings over 25 years of professional R&D and large company senior management experience to the Board. As a Group President at C.R. Bard, Inc., Dr. Jordan had strategic and operating responsibility for Bard's global oncology business and functional responsibility for all of Bard's Research and Development. He is currently serving on the boards of several public and private medical device companies.

Mr. Weisshaar, who has a BS from MIT and an MBA from Harvard, brings to the Board additional significant experience in developing and implementing strategies for global medical businesses. Ken was previously a consultant at McKinsey & Co. He then spent 12 years as a corporate officer at Becton Dickinson where, at different times, he was responsible for global businesses in medical devices and diagnostic products and served as CFO and VP Strategic Planning. Ken is currently on the board of several companies in the health care industry.

Both gentlemen will further strengthen the Board of Orthofix with their large company perspective, strategic outlooks, and extensive R&D experience. They will strongly support the company's reputation as a major global player in the medical device industry.

About Orthofix International, N.V.
Orthofix International N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, reconstruction, and trauma market sectors that address the lifelong bone-and-joint health needs of patients of all ages--helping them achieve a more active and mobile lifestyle. Orthofix's products are widely distributed around the world to orthopedic surgeons and patients--via Orthofix's sales representatives and its subsidiaries, including Breg Inc., and via partnerships with other leading orthopedic product companies, such as Medtronic Sofamor Danek, Stryker Howmedica, and Kendall Healthcare. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Wake Forest University School of Medicine, the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, Innovative Spinal Technologies and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

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Forward-Looking Statements
This news release contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix, and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the integration of the businesses of Orthofix and Breg, unanticipated expenditures, changing relationship with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy and other factors described in the most recent report on Form 10-K and other periodic reports filed by Orthofix with the Securities and Exchange Commission.


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